UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2025

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13501 South Main Street

Los Angeles, CA 90016

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 291-7778

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01. Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On October 8, 2025, Nightfood Holdings, Inc. (“NGTF” or the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a private placement (the “Private Placement”) up to an aggregate of $25 million (the “Commitment Amount”) in newly issued common stock, par value $0.001 per share (the “Common Stock”), from time to time on the terms, and subject to the conditions set forth therein. The price at which the Common Stock will be sold will be based on the applicable Initial Purchase Price (as defined in the Purchase Agreement). We expect to use the net proceeds from any sales pursuant to the Purchase Agreement for working capital and other general corporate purposes.

Pursuant to the Purchase Agreement, the Company covenants and agrees that it will not enter into an agreement involving a Variable Rate Transaction (as defined in the Purchase Agreement) or Equity Line of Credit (as defined in the Purchase Agreement) from the Effective Date until the later of (i) 18 months from the date of the Purchase Agreement or the date the Purchase Agreement is no longer in effect, without the prior written consent of the Investor. The Company may terminate the Purchase Agreement at any time by written notice to the Investor, except during any Valuation Period (as defined in the Purchase Agreement) or at any time the Investor holds any Put Shares (as defined in the Purchase Agreement). Additionally, from the date of the Purchase Agreement until termination, the company shall not enter into a Subsequent Placement (as defined in the Purchase Agreement), unless the Company first delivers an Offer Notice (as defined in the Purchase Agreement) to the Investor and offer to the Investor at least 20% of the securities in the Subsequent Placement. In connection with the Purchase Agreement, the Company issued a warrant (the “Warrant”) to the Investor to purchase 6,000,000 shares of Common Stock at an exercise price of $0.10. The Warrant became exercisable on the Issuance Date (as defined in the Warrant) and expires on the five-year anniversary of the Issuance Date.

The Common Stock and Common Stock underlying the Warrant Shares (as defined in the Warrant) have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and will be issued and sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Entry into Registration Rights Agreement

In connection with entering into the Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, within 60 days of the date of the Purchase Agreement, the Company is required to file a registration statement on Form S-1 (the “Registration Statement”) with the SEC to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement). The Company also agreed to use its commercially reasonable efforts to cause the Registration Statement to become effective within 90 days following its filing with the SEC.

The Purchase Agreement and Registration Rights Agreement contains standard representations, warranties, covenants, indemnification and other terms customary in similar transactions.

The foregoing description of the Warrant, Purchase Agreement, and Registration Rights Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, Purchase Agreement, and Registration Rights Agreement which are filed as Exhibit 4.1, 10.1 and 10.2 respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is incorporated herein by reference into this Item 3.02. In connection with the issuance of the Common Stock, The Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1*	Common Stock Purchase Warrant dated October 8, 2025
10.1*	Equity Purchase Agreement dated October 8, 2025 between Nightfood Holdings, Inc., and Mast Hill Fund, L.P.
10.2*	Registration Rights Agreement dated October 8, 2025 between Nightfood Holdings, Inc., and Mast Hill Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2025

NIGHTFOOD HOLDINGS, INC.

By:	/s/ JIMMY CHAN
Name:	Jimmy Chan
Title:	Chief Executive Officer

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